UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2015

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

Charles River Laboratories International, Inc. (Company) held its Annual Meeting of Shareholders on May 5, 2015. For more information on the following proposals, see the Company’s proxy statement dated March 31, 2015. At the Company’s Annual Meeting, the following proposals were adopted by the votes specified below:

(a) The following nine (9) directors were elected to serve until our 2016 Annual Meeting of Shareholders and received the number of votes listed opposite each of their names below:

	Number of Shares	Number of Shares	Number of Shares	Broker Non-Votes
	Voted For	Voted Against	Abstained
James C. Foster	40,725,478	1,134,168	108,814	1,539,304
Robert J. Bertolini	41,700,304	154,159	113,997	1,539,304
Stephen D. Chubb	41,208,192	646,827	113,441	1,539,304
Deborah T. Kochevar	37,168,165	4,686,959	113,336	1,539,304
George E. Massaro	41,450,244	404,169	114,047	1,539,304
George M. Milne, Jr.	41,013,488	720,087	234,885	1,539,304
C. Richard Reese	41,710,440	146,099	111,921	1,539,304
Craig B. Thompson	41,676,015	180,274	112,171	1,539,304
Richard F. Wallman	38,002,202	3,729,897	236,361	1,539,304

(b) The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
41,012,917	771,262	184,281	1,539,304

(d) The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2015.

For	Against	Abstain	Broker Non-Votes
42,492,232	906,725	108,807	0

Computershare Trust Company, N.A., our transfer agent, acted as independent proxy tabulator and Inspector of Election at the Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

May 11, 2015	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Vice President, Legal Compliance & Deputy General Counsel